Exhibit 99.1

LITHIA MOTORS INCREASES FIRST QUARTER 2011 DIVIDEND TO $0.07 PER SHARE

Medford, Oregon, April 27, 2011 (8:00 a.m. ET) – Lithia announced that the Board of Directors has authorized a dividend for the first quarter 2011 and increased the amount to $0.07 per share. Lithia will pay the dividend May 25, 2011 to shareholders of record on May 11, 2011.

About Lithia

Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 26 brands of new and all brands of used vehicles at 86 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact John North, VP Finance / Controller at (541) 618-5748 or visit www.lithia.com and click on “Investor Relations.”

Sites

www.lithia.com

www.lithiacares.com

www.lithiajobs.com

Lithia Motors on Facebook

http://www.facebook.com/LithiaMotors

Lithia Life on Facebook

http://www.facebook.com/pages/Lithia-Lifecom/34360183908?ref=ts

Lithia Life on YouTube

http://www.youtube.com/user/LithiaLife

Lithia Life on Twitter

http://twitter.com/LithiaLife